AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland
(the “Corporation”), hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of
Incorporation of the Corporation (“Articles of Incorporation”),
the Board of Directors of the Corporation has (i) determined to change the name of the Advisor Class of common stock to A Class for the series of shares titled International Discovery Fund, (ii) duly established
a C Class and R Class of shares for the series of shares titled International
Discovery Fund, (iii) duly established an A Class, C Class and R Class of shares for the series of shares titled International Opportunities Fund, and (iv) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland
General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock.
Following the Reallocation, the Corporation has the authority to issue
Three Billion (3,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty
Million Dollars ($30,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

SIXTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the nine (9) series of stock and aggregate par value of each Class was as follows:

      Number of Shares Aggregate
Series Name   Class Name as Allocated  Par Value
International Growth Fund Investor 1,000,000,000  $10,000,000
    Institutional 150,000,000  1,500,000
    A  125,000,000  1,250,000
    R  5,000,000  50,000
    C  10,000,000  100,000
    B  10,000,000  100,000

International Discovery Fund Investor 400,000,000  $4,000,000
    Institutional 70,000,000  700,000
    Advisor  10,000,000  100,000

Emerging Markets Fund  Investor 235,000,000  $2,350,000
    Institutional 40,000,000  400,000
    A  40,000,000  400,000
    C  5,000,000  50,000
    R  10,000,000  100,000
    B  10,000,000  100,000

Global Growth Fund  Investor 200,000,000  $2,000,000
    Institutional 35,000,000  350,000
    A  35,000,000  350,000
    B  10,000,000  100,000
    C  10,000,000  100,000
    R  5,000,000  50,000

International Opportunities Fund
    Investor 100,000,000  $1,000,000
    Institutional 10,000,000  100,000

International Stock Fund Investor 50,000,000  $500,000

International Value Fund Investor 55,000,000  $550,000
    Institutional 55,000,000  550,000
    A  55,000,000  550,000
    B  5,000,000  50,000
    C  50,000,000  500,000
    R  5,000,000  50,000

NT Emerging Markets Fund Institutional 100,000,000  $1,000,000

NT International Growth Fund Institutional 100,000,000  $1,000,000

SEVENTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b)
has allocated Three Billion (3,000,000,000) shares of the Three
Billion (3,000,000,000) shares of authorized capital stock of the
Corporation among the nine (9) series of stock of the Corporation and the various Classes as follows:

      Number of Shares Aggregate
Series Name   Class Name as Allocated  Par Value
International Growth Fund Investor 1,000,000,000 $10,000,000
    Institutional 150,000,000 1,500,000
    A  125,000,000 1,250,000
    B  10,000,000 100,000
    C  10,000,000 100,000
    R  5,000,000 50,000

International Discovery Fund Investor 400,000,000 $4,000,000
    Institutional 70,000,000 700,000
    A  10,000,000 100,000
    C  10,000,000 100,000
    R  10,000,000 100,000

Emerging Markets Fund Investor  235,000,000 $2,350,000
    Institutional 40,000,000 400,000
    A  40,000,000 400,000
    B  10,000,000 100,000
    C  5,000,000 50,000
    R  10,000,000 100,000

Global Growth Fund  Investor 200,000,000 $2,000,000
    Institutional 35,000,000 350,000
    A  35,000,000 350,000
    B  10,000,000 100,000
    C  10,000,000 100,000
    R  5,000,000 50,000

International Opportunities Fund
    Investor 100,000,000 $1,000,000
    Institutional 10,000,000 100,000
    A  10,000,000 100,000
    C  10,000,000 100,000
    R  10,000,000 100,000

International Stock Fund Investor 50,000,000 $500,000

International Value Fund Investor 55,000,000 $550,000
    Institutional 55,000,000 550,000
    A  45,000,000 450,000
    B  5,000,000 50,000
    C  10,000,000 100,000
    R  5,000,000 50,000

NT Emerging Markets Fund Institutional 100,000,000 $1,000,000

NT International Growth Fund Institutional 100,000,000 $1,000,000

EIGHTH: Except as otherwise provided by the express provisions of these
Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares
of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of
Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:  The amendments to the Articles of Incorporation
as set forth above was approved by at least a majority of the entire
Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section
2-605 of the Maryland General Corporation Law without action by the stockholders.

TWELFTH:  These Articles of Amendment shall become effective at 12:01 a.m. on March 1, 2010.

IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has
caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 16th day of
February, 2010.

ATTEST:    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
/s/Otis H. Cowan  /s/ Charles A. Etherington
Name:  Otis H. Cowan  Name: Charles A. Etherington
Title:  Assistant Secretary Title:  Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY WORLD MUTUAL
FUNDS, INC., who executed on behalf of said Corporation the foregoing
Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said
Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: February 16, 2010 /s/Charles A. Etherington
    Charles A. Etherington,
    Senior Vice President